Exhibit 99.1

Supplemental Financial and Operating Information

December 31, 2021

WOODLAND MALL

PLYMOUTH MEETING MALL
Burlington
DICK'S
MILLER'S

ZARA

www.preit.com

NYSE: PEI

NYSE: PEIPRB, PEIPRC, PEIPRD

Pennsylvania Real Estate Investment Trust

Supplemental Financial and Operating Information

December 31, 2021

Table of Contents
Introduction

Company Information	4

Earnings Release	5

Changes in Funds from Operations for the Three Months and Year Ended December 31, 2021	9

Market Capitalization and Capital Resources	10

Operating Results

Statements of Operations – Three Months and Year Ended December 31, 2021 and 2020	11

Computation of Earnings Per Share	12

Reconciliation of Net Operating Income and EBITDAre (Non-GAAP Measures) – Three Months and Year Ended December 31, 2021 and 2020	13

Reconciliation of Net Loss (GAAP Measure) to Net Operating Income from Consolidated Properties (Non-GAAP Measure) - Three Months Ended December 31, 2021 and 2020	14

Reconciliation of Equity in Loss of Partnerships (GAAP Measure) to Net Operating Income from Equity Method Investments, at Ownership Share (Non-GAAP Measure) – Three Months Ended December 31, 2021 and 2020	15

Reconciliation of Net Loss (GAAP Measure) to Net Operating Income from Consolidated Properties (Non-GAAP Measure) - Year Ended December 31, 2021 and 2020	16

Reconciliation of Equity in Loss of Partnerships (GAAP Measure) to Net Operating Income from Equity Method Investments, at Ownership Share (Non-GAAP Measure) - Year Ended December 31, 2021 and 2020	17

Reconciliation of Net Loss (GAAP Measure) to Funds From Operations and Funds Available for Distribution (Non-GAAP Measures) – Three Months and Year Ended December 31, 2021 and 2020	18

Condensed Consolidated Balance Sheets	19

Assets and Liabilities - Equity Method Investments, at Ownership Share (Non-GAAP Measure)	20

Operating Statistics

Leasing Activity Summary – Three Months and Year Ended December 31, 2021	21

Summarized Sales and Rent Per Square Foot and Occupancy Percentages	23

Mall Occupancy Percentage and Sales Per Square Foot	24

Top Twenty Tenants	25

Lease Expirations	26

Property Information	27

Balance Sheet

Investment in Real Estate - Consolidated Properties	29

Investment in Real Estate - Equity Method Investments at Ownership Share	30

Capital Expenditures – Three Months and Year Ended December 31, 2021	31

Debt Analysis	32

Debt Schedule	34

Selected Debt Ratios	35

Forward Looking Statements	36

Definitions	37

Pennsylvania Real Estate Investment Trust

Company Information

Background

PREIT (NYSE:PEI) is a publicly traded real estate investment trust (REIT) that owns and manages distinctive real estate in high barrier-to-entry markets at the forefront of enabling communities through the built environment. PREIT’s robust portfolio of carefully curated retail and lifestyle offerings mixed with destination dining and entertainment experiences are located primarily in densely-populated, high barrier-to-entry markets with tremendous opportunity to create vibrant multi-use destinations. PREIT is focused on enhancing the quality of its portfolio through redevelopment, anchor repositioning, diversifying its tenant mix and densifying properties by adding a mix of uses. The portfolio consists of 25 retail properties, 24 of which are operating properties and one is a development property. The 24 operating retail properties have a total of 19.6 million square feet and include 20 shopping malls and four other retail properties.

If you would like to learn more about PREIT or participate in our quarterly earnings conference call, please visit preit.com or contact:

Heather Crowell

EVP, Strategy and Communications

One Commerce Square

2005 Market Street, Suite 1000

Philadelphia, PA 19103

Telephone: (215) 875-0735

Fax: (215) 546-2504

Email: Heather.Crowell@preit.com

Press release announcements are available on the Company's website at www.preit.com.

CONTACT: AT THE COMPANY

Mario Ventresca

EVP & CFO

(215) 875-0703

Heather Crowell

EVP, Strategy and Communications

(215) 454-1241

heather.crowell@preit.com

PREIT Reports Fourth Quarter and Full Year 2021 Results

Core Mall Sales Per Square Foot Reach $614 in January, up from $603 at Year End

Cherry Hill Mall Sales Near $1,000 per square foot

Strong Total Core Mall Leased Space at 94.3%

Philadelphia, March 14, 2022 - PREIT (NYSE: PEI) today reported results for the three months and year ended December 31, 2021. A description of each non-GAAP financial measure and the related reconciliation to the comparable GAAP financial measure is provided in the tables accompanying this release.

	Three Months Ended December 31,		Year Ended December 31,
(per share amounts)	2021	2020	2021	2020
Net loss - basic and diluted	$(0.43)	$(2.62)	$(2.04)	$(3.72)
FFO	0.17	(0.22)	0.05	(0.02)
FFO, as adjusted	0.17	(0.13)	(0.04)	(0.01)

“Strong demand continued to drive record operating results for the quarter and year in sales, leasing activity, traffic and net operating income,” said Joseph F. Coradino, Chairman and CEO of PREIT. “We are focused on unlocking value for our stakeholders, we will continue to drive portfolio improvement, operating performance and execution on our plan to improve our capital position through asset sales and incremental revenue generation. Our progress on capital-raising initiatives is palpable with new contracts executed and closing dates set for the first half of the year.”

•
Same Store NOI, excluding lease termination revenue, increased 52.5% for the three months ended December 31, 2021 compared to the three months ended December 31, 2020.

•
For the quarter, results were driven by an increase in rent, percentage rent, percent sales and common area revenue of $9.2 million and a decrease in credit losses for challenged tenants of $10.7 million as compared to the three months ended December 31, 2020.
•
Same Store NOI, excluding lease termination revenue, increased 26.4% for the year ended December 31, 2021 compared to the year ended December 31, 2020.
•
Robust leasing activity is driving increased occupancy with Core Mall Total Occupancy increasing by 290 basis points, sequentially, to 93.2%. Mall Non-anchor Occupancy increased 10 basis points, sequentially, to 89.5%.
•
Total Occupancy improved 330 basis points, year-over-year, compared to December 31, 2020.
•
Total Core Mall leased space, at 94.3%, exceeds occupied space by 110 basis points, and core mall non-anchor leased space, at 91.2%, exceeds occupied space by 170 basis points when including executed new leases slated for future occupancy, demonstrating the rapid pace of leasing activity.
•
For the rolling 12 month period ended December 30, 2021, core mall comparable sales grew by 11.9% to a record $603 per square foot. Core Mall comparable sales for January improved 1.8%, sequentially, to $614.
•
Average renewal spreads for the three months ended December 31, 2021 remained flat. Sequentially, average renewal spreads for tenants less than 10,000 square feet improved from (2.3%) for the quarter ended September 30, 2021 to flat for the quarter ended December 31, 2021. Average renewal spreads reflected a modest decline for the year at (0.9%).
•
The Company made advances in its capital-raising efforts with closed transactions or executed agreements of sale for $105 million of assets and is finalizing or has executed letters of intent for over $75 million of additional asset sales.

Leasing and Redevelopment

•
497,000 square feet of leases are signed for future openings, which is expected to contribute annual gross rent of $8.8 million.
•
Leasing momentum continues to build with transactions executed for 120,000 square feet of occupancy thus far in 2022.
•
Tilt Studio replaced JCPenney in 104,000 square feet at Magnolia Mall in Florence, SC. The family-focused destination opened in October 2021.
•
Turn 7 opened in the former Lord & Taylor space at Moorestown Mall in December. A transaction was executed with Cooper University Health Care for an outpatient location in the former Sears space at Moorestown Mall in Moorestown, NJ. Entitlements have been obtained for buyer's site plan to add 375 multifamily units to Moorestown Mall.
•
Construction is expected to begin this year on a new self-storage facility in previously unused below grade space at Mall at Prince George’s in Hyattsville, MD.
•
A lease has been executed with Tilted 10 and Tilt Studio, an action-packed bi-level 104,000 square foot indoor family entertainment center to replace the former JCPenney at Willow Grove Park, adding family entertainment to this locally-loved destination shopping experience.
•
Phoenix Theatres is under construction to bring a first-class movie experience to Woodland Mall in 47,000 square feet in April 2022.
•
HomeGoods is expected to open a new store in 23,000 square feet at Cumberland Mall this month.
•
A lease has been executed with Merlin Entertainment to bring a new prototype, 32,000 square foot, LEGO® Discovery Center to the Washington DC Market at Springfield Town Center.
•
Leases with exciting new-to-portfolio tenants have been executed at Cherry Hill Mall for occupancy in 2022: Eddie V's Prime Seafood, Marc Cain and Warby Parker.

Primary Factors Affecting Financial Results for the Three Months Ended December 31, 2021 and 2020

•
Net loss attributable to PREIT common shareholders was $34.5 million (which takes into consideration the accrual of preferred dividends that accumulated during the quarter but have not been paid), or $0.43 per basic and diluted share for the three months ended December 31, 2021, compared to net loss attributable to PREIT common shareholders of $202.1 million, or $2.62 per basic and diluted share for the three months ended December 31, 2020.

•
Same Store NOI, including lease terminations, increased by $21.7 million, or 53.8%. The increase is primarily due to higher percent sales and percentage rent, and decrease in credit losses as compared to the prior year.
•
Non-Same Store NOI decreased by $1.4 million, primarily due to lower base rent in the current year.
•
FFO for the three months ended December 31, 2021 was $0.17 per diluted share and OP Unit compared to $(0.22) per diluted share and OP Unit for the three months ended December 31, 2020.

All NOI and FFO amounts referenced as primary factors affecting financial results above include our share of unconsolidated properties’ revenues and expenses. Additional information regarding changes in operating results for the three months and year ended December 31, 2021 and 2020 is included on page 14.

Liquidity and Financing Activities

As of December 31, 2021, the Company had $75.5 million available under its First Lien Revolving Credit Facility. The Company’s corporate cash balances, when combined with available credit, provides total liquidity of $110.6 million.

In December, the mortgage loan secured by Woodland Mall was extended for one year. Subsequent to the close of the quarter, the one year extension option on the mortgage loan secured by Gloucester Premium Outlets was completed.

The Company’s 10-K for 2021 will include a going concern footnote in connection with potential future obligations related specifically to the FDP Term Loan.

Asset Dispositions

Multifamily Land Parcels: The Company has executed agreements of sale for land parcels for anticipated multi-family development in the amount of $82.5 million. The agreements are with multiple buyers across six properties for over 2,200 units as part of the Company’s previously announced multi-family land sale plan. Closing on the transactions is subject to customary due diligence provisions and securing entitlements.

Hotel Parcels: The Company has an executed agreement of sale to convey a land parcel for anticipated hotel development in the amount of $2.5 million for approximately 125 rooms. The Company has an executed LOI for the sale of a parcel for hotel development at Springfield Town Center for $2.5 million. Closing on these transactions is subject to customary due diligence provisions and securing entitlements.

Other Parcels: In November 2021, the Company closed on the sale of the last remaining parcel at the previously-owned Monroe Power Center for $1.0 million. In February, we completed the redemption of preferred equity issued as part of the sale of our New Garden land parcel. In connection with this settlement, we received approximately $2.5 million. The Company expects to close on the sale of an anchor box at Valley View Mall in the second quarter for $2.8 million.

2022 Outlook

The Company is not issuing detailed guidance at this time.

Conference Call Information

Management has scheduled a conference call for 11:00 a.m. Eastern Time on Tuesday
March 15, 2022, to review the Company’s results and future outlook. To listen to the call, please dial 1(888) 330-2024 (domestic toll free), or 1(646) 960-0187 (international), and request to join the PREIT call, Conference ID 9326912, at least fifteen minutes before the scheduled start time as callers could experience delays. Investors can also access the call in a "listen only" mode via the internet at the Company’s website, preit.com. Please allow extra time prior to the call to visit the site and download the necessary software to listen to the Internet broadcast. Financial and statistical information expected to be discussed on the call will also be available on the Company’s website.

For interested individuals unable to join the conference call, the online archive of the webcast will also be available for one year following the call.

About PREIT

PREIT (NYSE:PEI) is a publicly traded real estate investment trust that owns and manages innovative properties developed to be thoughtful, community-centric hubs. PREIT's robust portfolio of carefully curated, ever-evolving properties generates success for its tenants and meaningful impact for the communities it serves by keenly focusing on five core areas of established and emerging opportunity: multi-family & hotel, health & tech, retail, essentials & grocery and experiential. Located primarily in densely-populated regions, PREIT is a top operator of high quality, purposeful places that serve as one-stop destinations for customers to shop, dine, play and stay. Additional information is available at www.preit.com or on Twitter, Instagram or LinkedIn.

Rounding

Certain summarized information in the tables included may not total due to rounding.

Pennsylvania Real Estate Investment Trust

Changes in Funds from Operations

For the Three Months and Year Ended December 31, 2021 as compared to the Three Months and Year Ended December 31, 2020

(all per share amounts on a diluted basis unless otherwise noted; rounded to the nearest half penny; amounts may not total due to rounding)

(in thousands, except per share amounts)	Three Months Ended December 31	Per Diluted Share and OP Unit	Year Ended December 31	Per Diluted Share and OP Unit
Funds from Operations, as adjusted December 31, 2020	$(10,442)	$0.13	$(1,029)	$(0.01)

Changes - Q4 2020 to Q4 2021

Contribution from anchor replacements and new box tenants	939	0.01	3,032	0.04
Impact from bankruptcies	227	0.01	1,165	0.02
Other leasing activity, including base rent and net CAM and real estate tax recoveries	6,734	0.09	7,002	0.09
Lease termination revenue	208	0.01	(679)	(0.01)
Credit losses	10,010	0.13	24,518	0.31
Other	1,192	0.02	392	0.01
Same Store NOI from unconsolidated properties	2,405	0.03	7,614	0.10
Same Store NOI	21,715	0.27	43,044	0.54
Non Same Store NOI	(462)	(0.01)	(1,181)	(0.02)
General and administrative expenses	9,729	0.12	702	0.01
Capitalization of leasing costs	173	-	84	-
Gain on sales of non-operating real estate	10	-	10	-
Other	(3,774)	(0.05)	7,601	0.10
Interest expense, net	(3,751)	(0.05)	(52,249)	(0.66)
Increase in weighted average shares	-	(0.26)	-	-
Funds from Operations, as adjusted December 31, 2021	$13,198	$0.17	$(3,018)	$(0.04)
Provision for employee separation expense	(26)	-	(305)	(0.01)
Gain on hedge ineffectiveness	406	-	2,735	0.04
Gain on debt extinguishment, net	-	-	4,587	0.06
Insurance recoveries, net	-	-	669	0.01
Reorganization expenses	-	-	(267)	(0.01)
Funds from Operations December 31, 2021	$13,578	$0.17	$4,401	$0.05

Pennsylvania Real Estate Investment Trust

Market Capitalization and Capital Resources

(in thousands)

	December 31, 2021	December 31, 2020
MARKET CAPITALIZATION

EQUITY CAPITALIZATION
Common Shares Outstanding	80,200	79,537
OP Units Outstanding	1,031	1,979
Total Common Shares and OP Units Outstanding	81,231	81,516
Equity Market Capitalization—Common Shares and OP Units	$82,855	$81,516
Series B Preferred Shares, Nominal Value	86,250	86,250
Series C Preferred Shares, Nominal Value	172,500	172,500
Series D Preferred Shares, Nominal Value	125,000	125,000
Total Equity Market Capitalization	$466,605	$465,266

DEBT CAPITALIZATION
Secured Debt Balance (1)	$2,253,673	$2,236,872

TOTAL MARKET CAPITALIZATION	$2,720,278	$2,702,138

Equity Capitalization/Total Market Capitalization	17.2%	17.2%
Debt Capitalization/Total Market Capitalization	82.8%	82.8%

CAPITAL RESOURCES
Cash and Cash Equivalents	$36,196	$55,086
Revolving Facility	130,000	130,000
Amount Outstanding	(54,549)	(54,830)
Available Revolving Facility (2)	$75,451	$75,170
Term Loans	1,120,751	1,072,620
Amount Borrowed	(1,120,751)	(1,072,620)
Available Term Loans	$-	$-
TOTAL	$111,647	$130,256

(1) Includes all consolidated mortgages, term loans, and revolving credit facility, as well as our share of mortgage debt from unconsolidated equity method investments, which includes $97.3 million and $100.5 million of secured debt from our share of the FDP Term Loan as of December 31, 2021 and December 31, 2020 and $57.8 million and $50.0 million from our share of the FDP Partnership Loan as of December 31, 2021 and December 31, 2020, respectively. As of December 10, 2020, all debt is now secured.

(2) The available First Lien Revolving Facility borrowings are subject to covenants that may restrict amounts that can be borrowed.

Pennsylvania Real Estate Investment Trust

Statements of Operations – Three Months and Year Ended December 31, 2021 and 2020

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
(in thousands of dollars)	2021	2020	2021	2020
REVENUE:
Real estate revenue:
Lease revenue	$76,502	$58,828	$270,065	$237,141
Expense reimbursements	4,077	4,141	16,514	15,462
Other real estate revenue	4,463	3,530	9,290	8,333
Total real estate revenue	85,042	66,499	295,869	260,936
Other income	131	123	561	887
Total revenue	85,173	66,622	296,430	261,823
EXPENSES:
Operating expenses:
Property operating expenses:
CAM and real estate taxes	(26,034)	(26,104)	(105,933)	(106,522)
Utilities	(2,901)	(2,858)	(12,473)	(11,829)
Other property operating expenses	(2,596)	(2,848)	(9,176)	(8,547)
Total property operating expenses	(31,531)	(31,810)	(127,582)	(126,898)
Depreciation and amortization	(29,319)	(30,766)	(117,986)	(126,362)
General and administrative expenses	(9,752)	(19,481)	(49,570)	(50,272)
Provision for employee separation expenses	(24)	(54)	(305)	(1,227)
Insurance recoveries, net	-	-	669	586
Project costs and other expenses	(105)	(7)	(309)	(294)
Total operating expenses	(70,731)	(82,118)	(295,083)	(304,467)
Interest expense, net(1)	(32,896)	(30,042)	(128,031)	(84,341)
Gain (loss) on debt extinguishment	-	(1,487)	4,587	(1,487)
Gain on derecognition of property	-	1,121	-	8,127
Impairment of assets	(8,374)	-	(9,938)	-
Reorganization expenses	-	(3,769)	(267)	(3,769)
Total expenses	(112,001)	(116,295)	(428,732)	(385,938)
Loss before equity in loss of partnerships, loss on remeasurement of assets by equity method investee, gain on sales of real estate by equity method investee, gain on sales of real estate, net, and gain on sales of interests in non operating real estate	(26,828)	(49,673)	(132,302)	(124,115)
Equity in loss of partnerships	(1,303)	(2,746)	(3,732)	(5,544)
Loss on remeasurement of assets by equity method investee	-	(148,545)	-	(148,545)
Gain on sales of real estate by equity method investee	-	-	1,337	-
(Loss) gain on sales of real estate, net	11	275	(1,180)	11,444
Gain on sales of interests in non operating real estate	10	227	10	54
Net loss	(28,110)	(200,462)	(135,867)	(266,706)
Less: net loss attributed to noncontrolling interest	443	5,192	3,130	7,189
Net loss attributable to PREIT	(27,667)	(195,270)	(132,737)	(259,517)
Less: cumulative preferred share dividends	(6,844)	(6,844)	(27,375)	(27,375)
Net loss attributable to PREIT common shareholders	$(34,511)	$(202,114)	$(160,112)	$(286,892)

(1) Net of capitalized interest expense of $8 thousand and $0.3 million for the three months ended December 31, 2021 and 2020, respectively, and $0.2 million and $2.2 million for the twelve months ended December 31, 2021 and 2020 respectively.

Pennsylvania Real Estate Investment Trust

Computation of Earnings Per Share – Three Months and Year Ended December 31, 2021 and 2020

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
(in thousands, except per share amounts)	2021	2020	2021	2020
Net loss	$(28,110)	$(200,462)	$(135,867)	$(266,706)
Noncontrolling interest	443	5,193	3,130	7,189
Cumulative preferred share dividends	(6,844)	(6,844)	(27,375)	(27,375)
Dividends on unvested restricted shares	—	—	—	(363)
Net loss used to calculate loss per share—basic and diluted	$(34,511)	$(202,112)	$(160,112)	$(287,255)
Basic and diluted loss per share:	$(0.43)	$(2.62)	$(2.04)	$(3.72)

(in thousands of shares)
Weighted average shares outstanding—basic	79,379	77,457	78,595	77,227
Effect of common share equivalents(1)	—	—	—	—
Weighted average shares outstanding—diluted	79,379	77,457	78,595	77,227

(1) The Company had net losses used to calculate earnings per share for the three months and year ended December 31, 2021 and 2020. Therefore, the effects of common share equivalents are excluded from the calculation of diluted loss per share for these periods because they would be antidilutive.

Pennsylvania Real Estate Investment Trust

Reconciliation of Net Operating Income and Earnings Before Interest, Taxes, Depreciation, and Amortization for Real Estate (Non-GAAP Measures) – Three Months and Year Ended December 31, 2021 and 2020

(in thousands)

Net Operating Income ("NOI") Reconciliation for the Three Months Ended December 31, 2021(1)

	Same Store		Change		Non Same Store		Total
(in thousands of dollars)	2021	2020	$	%	2021	2020	2021	2020
NOI from consolidated properties	$53,405	$34,095	$19,310	56.6%	$106	$594	$53,511	$34,689
NOI attributable to equity method investments, at ownership share	8,696	6,291	2,405	38.2%	(3)	(29)	8,693	6,262
Total NOI	62,101	40,386	21,715	53.8%	103	565	62,204	40,951
Less: lease termination revenue	580	32	548	1,712.5%	-	-	580	32
Total NOI excluding lease termination revenue	$61,521	$40,354	$21,167	52.5%	$103	$565	$61,624	$40,919

(1) NOI is a non-GAAP measure. See definition of NOI on page 37.

Net Operating Income ("NOI") Reconciliation for the Year Ended December 31, 2021(1)

	Same Store		Change		Non Same Store		Total
(in thousands of dollars)	2021	2020	$	%	2021	2020	2021	2020
NOI from consolidated properties	$167,694	$132,264	$35,430	26.8%	$593	$1,774	$168,287	$134,038
NOI attributable to equity method investments, at ownership share	32,178	24,564	7,614	31.0%	(7)	(8)	32,171	24,556
Total NOI	199,872	156,828	43,044	27.4%	586	1,766	200,458	158,594
Less: lease termination revenue	4,491	2,268	2,223	98.0%	138	-	4,629	2,268
Total NOI excluding lease termination revenue	$195,381	$154,560	$40,821	26.4%	$448	$1,766	$195,829	$156,326

(1) NOI is a non-GAAP measure. See definition of NOI on page 37.

Earnings Before Interest, Taxes, Depreciation, and Amortization for Real Estate ("EBITDAre") Reconciliation(1)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Net loss	$(28,109)	$(200,461)	$(135,867)	$(266,706)
Depreciation and amortization:
Consolidated	29,319	30,765	117,986	126,362
Unconsolidated properties at ownership share	4,320	4,244	13,577	16,640
Interest expense:
Consolidated	32,896	30,042	128,031	84,341
Unconsolidated properties at ownership share	5,613	4,716	21,837	13,278
Gain on sales of real estate by equity method investee	-	-	(1,337)	-
Gain on sales of real estate, net	(11)	(274)	1,180	(11,444)
Gain (loss) on debt extinguishment, net	-	1,487	(4,587)	1,487
Gain on derecognition of property	-	(1,121)	-	(8,127)
Impairment of assets	8,374	-	9,938	-
Loss on remeasurement of assets by equity method investee	-	148,545	-	148,545
EBITDAre	$52,402	$17,944	$150,758	$104,377

(1) EBITDAre is a non-GAAP measure. See definition on page 38.

Pennsylvania Real Estate Investment Trust

Reconciliation of Net Loss to Net Operating Income from Consolidated Properties (Non-GAAP Measure)

Three Months Ended December 31, 2021 and 2020

(dollars in thousands)

	Three Months Ended December 31,
	2021	2020
Net loss	$(28,109)	$(200,461)
Other income	(131)	(123)
Depreciation and amortization	29,319	30,765
General and administrative expenses	9,751	19,480
Insurance recoveries, net	-	-
Provision for employee separation expenses	25	55
Project costs and other expenses	103	7
Interest expense, net	32,896	30,042
Equity in loss (income) of partnerships	1,303	2,746
Loss on remeasurement of assets by equity method investee	-	148,545
Gain (loss) on debt extinguishment, net	-	1,487
Gain on derecognition of property	-	(1,121)
Impairment of assets	8,374	-
Gain on sales of real estate, net	(11)	(274)
Gain on sales of interest in non operating real estate	(10)	(228)
NOI from consolidated properties(1)	$53,511	$34,689

(1) NOI is a non-GAAP measure. See definition of NOI on page 37.

	Same Store		Non Same Store		Total
	2021	2020	2021	2020	2021	2020
Real estate revenue
Base rent	$51,311	$48,515	$993	$1,598	$52,306	$50,113
CAM reimbursement income	8,523	9,033	156	229	8,679	9,262
Real estate tax income	7,583	7,628	30	(101)	7,612	7,527
Percentage rent	6,313	1,120	5	-	6,318	1,120
Lease termination revenue	222	14	-	-	222	14
	73,952	66,310	1,184	1,726	75,137	68,036
Less: credit (losses) recoveries	1,221	(8,789)	145	(419)	1,365	(9,208)
Lease revenue	75,173	57,521	1,329	1,307	76,502	58,828
Expense reimbursements	3,985	4,001	93	141	4,078	4,142
Other real estate revenue	4,291	3,344	171	185	4,462	3,529
Total real estate revenue	83,449	64,866	1,593	1,633	85,042	66,499
Property operating expenses
CAM and real estate taxes	(24,821)	(25,370)	(1,212)	(734)	(26,034)	(26,104)
Utilities	(2,796)	(2,729)	(105)	(129)	(2,901)	(2,858)
Other property operating expenses	(2,427)	(2,672)	(170)	(176)	(2,595)	(2,848)
Total property operating expenses	(30,044)	(30,771)	(1,487)	(1,039)	(31,530)	(31,810)
NOI from consolidated properties(1)	$53,405	$34,095	$106	$594	$53,512	$34,689
Less: Lease termination revenue	222	14	-	-	222	14
NOI from consolidated properties excluding lease termination revenue(1)	$53,183	$34,081	$106	$594	$53,290	$34,675
% change in Same Store NOI from consolidated properties excluding lease termination revenue		56.0%

(1) NOI is a non-GAAP measure. See definition of NOI on page 37.

Pennsylvania Real Estate Investment Trust

Reconciliation of Equity in Loss of Partnerships to Net Operating Income from Equity Method Investments,

at Ownership Share (Non-GAAP Measure)

Three Months Ended December 31, 2021 and 2020

(dollars in thousands)

	Three Months Ended December 31,
(in thousands of dollars)	2021	2020
Equity in loss of partnerships	$(1,303)	$(2,746)
Other income	-	(10)
Depreciation and amortization	4,320	4,244
Interest expense and other expenses, net	5,675	4,774
NOI from equity method investments at ownership share(1)	$8,692	$6,262

(1) NOI is a non-GAAP measure. See definition of NOI on page 37.

	Same Store		Non Same Store		Total
	2021	2020	2021	2020	2021	2020
Real estate revenue
Base rent	$8,566	$7,885	$-	$-	$8,566	$7,885
CAM reimbursement income	1,962	1,736	-	-	1,962	1,736
Real estate tax income	2,212	980	-	-	2,212	980
Percentage rent	904	36	216	94	1,121	130
Lease termination revenue	358	18	-	-	358	18
	14,002	10,655	216	94	14,219	10,749
Less: credit (losses) recoveries	(179)	(865)	-	-	(179)	(865)
Lease revenue	13,823	9,790	216	94	14,040	9,884
Expense reimbursements	867	578	-	-	867	578
Other real estate revenue	1,346	690	(99)	8	1,247	698
Total real estate revenue	16,035	11,057	117	102	16,153	11,159
Property operating expenses
CAM and real estate taxes	(5,462)	(3,490)	(116)	(108)	(5,578)	(3,598)
Utilities	(1,011)	(323)	-	-	(1,011)	(323)
Other property operating expenses	(867)	(953)	(4)	(23)	(871)	(976)
Total property operating expenses	(7,340)	(4,766)	(120)	(131)	(7,460)	(4,897)
NOI from equity method investments at ownership share(1)	$8,696	$6,291	$(3)	$(29)	$8,693	$6,262
Less: Lease termination revenue	358	18	-	-	358	18
NOI from equity method investments at ownership share excluding lease termination revenue(1)	$8,338	$6,273	$(3)	$(29)	$8,335	$6,244
% change in Same Store NOI from equity method investments at ownership share excluding lease termination revenue		32.9%

(1) NOI is a non-GAAP measure. See definition of NOI on page 37.

Reconciliation of Net Loss to Net Operating Income from Consolidated Properties (Non-GAAP Measure)

Year Ended December 31, 2021 and 2020

(dollars in thousands)

	Year Ended December 31,
	2021	2020

Net loss	$(135,867)	$(266,706)
Other income	(561)	(887)
Depreciation and amortization	117,986	126,362
General and administrative expenses	49,570	50,271
Insurance recoveries, net	(669)	(586)
Provision for employee separation expenses	305	1,228
Project costs and other expenses	309	294
Interest expense, net	128,031	84,341
Impairment of assets	9,938	-
Equity in loss (income) of partnerships	3,732	5,544
Loss on remeasurement of assets by equity method investee	-	148,545
Gain (loss) on debt extinguishment, net	(4,587)	1,487
Gain on derecognition of property	-	(8,127)
Gain on sales of real estate by equity method investee	(1,337)	-
Gain on sales of interests in real estate, net	1,180	(11,444)
Reorganization expenses	267	3,769
Loss on sales of interest in non operating real estate	(10)	(54)
NOI from consolidated properties(1)	$168,287	$134,038

	Same Store		Non Same Store		Total
	2021	2020	2021	2020	2021	2020
Real estate revenue
Base rent	$190,750	$178,376	$5,082	$7,823	$195,832	$186,199
CAM reimbursement income	33,156	36,809	669	1,495	33,825	38,304
Real estate tax income	28,025	32,211	150	331	28,175	32,542
Percentage rent	7,895	1,199	5	5	7,900	1,204
Lease termination revenue	1,571	2,250	138	-	1,709	2,250
	261,397	250,845	6,044	9,654	267,441	260,499
Less: credit (losses) recoveries	2,312	(22,206)	312	(1,151)	2,624	(23,357)
Lease revenue	263,709	228,638	6,356	8,503	270,065	237,141
Expense reimbursements	16,049	14,599	465	864	16,514	15,463
Other real estate revenue	8,803	7,873	487	460	9,290	8,333
Total real estate revenue	288,561	251,110	7,308	9,827	295,869	260,937
Property operating expenses
CAM and real estate taxes	(100,474)	(99,916)	(5,459)	(6,606)	(105,933)	(106,522)
Utilities	(11,958)	(11,034)	(516)	(795)	(12,474)	(11,829)
Other property operating expenses	(8,435)	(7,896)	(741)	(651)	(9,176)	(8,547)
Total property operating expenses	(120,867)	(118,846)	(6,716)	(8,053)	(127,583)	(126,899)
NOI from consolidated properties(1)	$167,694	$132,264	$592	$1,774	$168,286	$134,038
Less: Lease termination revenue	1,571	2,250	138	-	1,709	2,250
NOI from consolidated properties excluding lease termination revenue(1)	$166,123	$130,014	$454	$1,774	$166,577	$131,788
% change in Same Store NOI from consolidated properties excluding lease termination revenue		27.8%

(1) NOI is a non-GAAP measure. See definition of NOI on page 37.

Reconciliation of Equity in Loss of Partnerships to Net Operating Income from Equity Method Investments,

at Ownership Share (Non-GAAP Measure)

Year Ended December 31, 2021 and 2020

(dollars in thousands)

	Year Ended December 31,
(in thousands of dollars)	2021	2020
Equity in loss of partnerships	$(3,732)	$(5,544)
Other income	-	(47)
Depreciation and amortization	13,577	16,641
Interest expense and other expenses, net	22,059	13,506
NOI from equity method investments at ownership share(1)	$32,171	$24,556

	Same Store		Non Same Store		Total
	2021	2020	2021	2020	2021	2020
Real estate revenue
Base rent	$32,069	$29,060	$-	$-	$32,069	$29,060
CAM reimbursement income	8,037	7,737	-	-	8,037	7,737
Real estate tax income	5,222	4,253	-	-	5,222	4,253
Percentage rent	1,885	134	428	264	2,313	398
Lease termination revenue	2,920	18	-	-	2,920	18
	50,133	41,202	428	264	50,561	41,466
Less: credit losses	(432)	(4,241)	-	-	(432)	(4,241)
Lease revenue	49,701	36,961	428	264	50,129	37,225
Expense reimbursements	2,502	2,358	-	1	2,502	2,359
Other real estate revenue	2,869	2,585	34	187	2,903	2,772
Total real estate revenue	55,072	41,904	462	452	55,534	42,356
Property operating expenses
CAM and real estate taxes	(17,737)	(13,291)	(433)	(422)	(18,170)	(13,713)
Utilities	(2,014)	(1,215)	-	-	(2,014)	(1,215)
Other property operating expenses	(3,143)	(2,834)	(37)	(38)	(3,180)	(2,872)
Total property operating expenses	(22,894)	(17,340)	(470)	(460)	(23,364)	(17,800)
NOI from equity method investments at ownership share(1)	$32,178	$24,564	$(7)	$(8)	$32,171	$24,556
Less: Lease termination revenue	2,920	18	-	-	2,920	18
NOI from equity method investments at ownership share excluding lease termination revenue(1)	$29,258	$24,546	$(7)	$(8)	$29,251	$24,538
% change in Same Store NOI from equity method investments at ownership share excluding lease termination revenue		19.2%

(1) NOI is a non-GAAP measure. See definition of NOI on page 37.

Pennsylvania Real Estate Investment Trust

Reconciliation of Net Loss to Funds From Operations and Funds Available for Distribution (Non-GAAP Measures)

Three Months and Year Ended December 31, 2021 and 2020

(in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
FUNDS FROM OPERATIONS (1)

Net loss	$(28,109)	$(200,461)	$(135,867)	$(266,706)
Depreciation and amortization on real estate				-
Consolidated properties	28,993	30,402	116,646	124,940
PREIT's share of equity method investments	4,320	4,244	13,577	16,641
Gain on sales of real estate by equity method investee	-	-	(1,337)	-
Loss (gain) on sales of real estate, net	-	(274)	1,180	(11,444)
Impairment of Assets:	t
Consolidated properties	8,374	-	9,938	-
PREIT's share of equity method investments	-	-	264	-
Loss on remeasurement of assets by equity method investee	-	148,545	-	148,545
Dividends on preferred shares(2)	-	-	-	(13,687)
Funds from operations attributable to common shareholders and OP Unit holders(1)	$13,578	$(17,544)	$4,401	$(1,711)
Insurance recoveries, net	-	-	(669)	(586)
Reorganization expenses	-	3,769	267	3,769
Gain on debt extinguishment, net	-	1,487	(4,587)	1,487
Gain on derecognition of property	-	(1,121)	-	(8,127)
Provision for employee separation expenses	26	55	305	1,227
(Gain) loss on hedge ineffectiveness	(406)	2,912	(2,735)	2,912
Funds from operations, as adjusted, attributable to common shareholders and OP Unit holders	$13,198	$(10,442)	$(3,018)	$(1,029)

FUNDS AVAILABLE FOR DISTRIBUTION(1)

Funds from operations, as adjusted, attributable to common shareholders and OP Unit holders(1)	$13,198	$(10,442)	$(3,018)	$(1,029)
Adjustments:		-		-
Straight line rent	(216)	(175)	(1,048)	(2,093)
Recurring capital expenditures	(2,595)	(968)	(5,873)	(3,368)
Tenant allowances	(3,428)	(3,719)	(10,753)	(17,851)
Amortization of non-cash deferred compensation	1,054	1,726	4,570	6,747
Capitalized leasing costs	(173)	-	(234)	(150)
Amortization of above- and below-market lease intangibles	(1)	(16)	(39)	(81)
Funds available for distribution to common shareholders and OP Unit holders(1)	$7,839	$(13,594)	$(16,395)	$(17,825)

Funds from operations attributable to common shareholders and OP Unit holders per diluted share and OP Unit(1)	$0.17	$(0.22)	$0.05	$(0.02)
Funds from operations, as adjusted, attributable to common shareholders and OP Unit holders per diluted share and OP Unit	$0.17	$(0.13)	$(0.04)	$(0.01)
Funds available for distribution to common shareholders and OP Unit holders per diluted share and OP Unit(1)	$0.10	$(0.17)	$(0.20)	$(0.22)

Weighted average number of shares outstanding	79,379	77,457	78,595	77,227
Weighted average effect of full conversion of OP Units	1,031	1,979	1,549	2,012
Effect of common share equivalents	1,081	285	943	380
Total weighted average shares outstanding, including OP Units	81,490	79,721	81,086	79,619

(1) Non-GAAP measures. See definitions on page 37.

(2) Does not include the impact of $6.8 million and $27.4 million of accrued, undeclared and unpaid preferred share dividends for the three months and year ended December 31, 2021, respectively, and $6.8 million and $13.7 million of accrued, undeclared and unpaid preferred share dividends for the three months and year ended December 31, 2020, respectively. The Company cannot declare and pay cash dividends on common shares while there exists a preferred dividend arrearage.

Pennsylvania Real Estate Investment Trust

Condensed Consolidated Balance Sheets

(Unaudited)

	December 31,
(in thousands, except per share amounts)	2021	2020
ASSETS:
INVESTMENTS IN REAL ESTATE, at cost:
Operating properties	$3,156,194	$3,168,536
Construction in progress	45,828	46,285
Land held for development	4,339	5,516
Total investments in real estate	3,206,361	3,220,337
Accumulated depreciation	(1,405,260)	(1,308,427)
Net investments in real estate	1,801,101	1,911,910
INVESTMENTS IN PARTNERSHIPS, at equity:	16,525	27,066
OTHER ASSETS:
Cash and cash equivalents	43,852	43,309
Tenant and other receivables (net of allowance for doubtful accounts of $950 and $1,492 at December 31, 2021 and 2020, respectively)	42,501	54,532
Intangible assets (net of accumulated amortization of $21,598 and $19,187 at December 31, 2021 and 2020, respectively)	10,054	11,392
Deferred costs and other assets, net	128,923	127,593
Assets held for sale	8,780	1,384
Total assets	$2,051,736	$2,177,186
LIABILITIES:
Mortgage loans payable, net	$851,283	$884,503
Term Loans, net	959,137	908,473
Revolving Facilities	54,549	54,830
Tenants’ deposits and deferred rent	10,180	8,899
Distributions in excess of partnership investments	71,570	76,586
Fair value of derivative instruments	8,427	23,292
Accrued expenses and other liabilities	89,543	93,663
Total liabilities	2,044,689	2,050,246
COMMITMENTS AND CONTINGENCIES (Note 11)
EQUITY:
Series B Preferred Shares, $.01 par value per share; 25,000 shares authorized; 3,450 shares issued and outstanding; liquidation preference of $95,791 and $89,430 at December 31, 2021 and 2020, respectively	35	35
Series C Preferred Shares, $.01 par value per share; 25,000 shares authorized; 6,900 shares issued and outstanding; liquidation preference of $191,130 and $178,710 at December 31, 2021 and 2020, respectively	69	69
Series D Preferred Shares, $.01 par value per share; 25,000 shares authorized; 5,000 shares issued and outstanding; liquidation preference of $137,891 and $129,297 at December 31, 2021 and 2020, respectively	50	50
Shares of beneficial interest, $1.00 par value per share; 200,000 shares authorized; 80,200 and 79,537 shares issued and outstanding at December 31, 2021 and 2020, respectively	80,200	79,537
Capital contributed in excess of par	1,777,013	1,771,777
Accumulated other comprehensive loss	(8,830)	(20,620)
Distributions in excess of net income	(1,832,375)	(1,699,638)
Total equity – Pennsylvania Real Estate Investment Trust	16,162	131,210
Noncontrolling interest	(9,115)	(4,270)
Total equity	7,047	126,940
Total liabilities and equity	$2,051,736	$2,177,186

Pennsylvania Real Estate Investment Trust

Assets and Liabilities - Equity Method Investments, at Ownership Share (Non-GAAP Measure)

(in thousands)

	December 31,
(in thousands of dollars)	2021	2020
ASSETS:
Investments in real estate, at cost:
Operating properties	$403,799	$452,012
Construction in progress	5,430	117,551
Total investments in real estate	409,229	569,563
Accumulated depreciation	(120,996)	(116,923)
Net investments in real estate	288,233	452,640
Cash and cash equivalents	25,191	10,952
Deferred costs and other assets, net	75,944	51,054
Total assets	389,368	514,646
LIABILITIES AND PARTNERS’ INVESTMENT:
Mortgage loans payable, net	224,744	224,800
FDP Term Loan, net	97,301	100,500
Partnership Loan	57,771	50,000
Other liabilities	64,597	57,949
Total liabilities	444,413	433,249
Net investment	(55,045)	81,397
Reconciliation to comparable GAAP balance sheet item:
Investment in partnerships, at equity	$16,525	$167,167
Distributions in excess of partnership investments	(71,570)	(85,770)
Net investments and advances	$(55,045)	$81,397

The non-GAAP financial information presented above includes financial information attributable to our share of unconsolidated properties. This proportionate financial information is non-GAAP financial information, but we believe that it is helpful information because it reflects the pro rata contribution from our unconsolidated properties that are owned through investments accounted for under GAAP using the equity method of accounting. Under such method, our investments in these entities are recorded in the balance sheet caption entitled “Investment in partnerships, at equity.” In the case of deficit investment balances, such amounts are recorded in “Distributions in excess of partnership investments.”

To derive the proportionate financial information reflected in the tables above we multiplied the percentage of our economic interest in each partnership on a property-by-property basis by each line item. Under the partnership agreements relating to our current unconsolidated partnerships with third parties, we own a 25% to 50% economic interest in such partnerships, and there are generally no provisions in such partnership agreements relating to special non-pro rata allocations of income or loss, and there are no preferred or priority returns of capital or other similar provisions. While this method approximates our indirect economic interest in our pro rata share of the assets and liabilities of our unconsolidated partnerships, we do not control these partnerships or have a direct legal claim to the assets, liabilities, revenues or expenses of the unconsolidated partnerships beyond our rights as an equity owner in the event of any liquidation of such entity. Our percentage ownership is not necessarily indicative of the legal and economic implications of our ownership interest.

Pennsylvania Real Estate Investment Trust

Leasing Activity Summary – Three Months Ended December 31, 2021

		Number	GLA	Term		Initial Rent per square foot ("psf")	Previous Rent psf	Initial Gross Rent Renewal Spread(1)		Average Rent Renewal Spread(2)	Annualized Tenant Improvements psf(3)
								$	%	%
Non Anchor
New Leases
Under 10k square feet ("sf")	Consolidated	22	44,281	3.9		$41.16	N/A	N/A	N/A	N/A	$8.66
	Unconsolidated(4)	3	5,314	4.2		57.54	N/A	N/A	N/A	N/A	15.95
Total Under 10k sf		25	49,595	3.9		$42.92	N/A	N/A	N/A	N/A	$9.49

Over 10k sf	Consolidated	1	30,756	2.0		2.57	N/A	N/A	N/A	N/A	-
Total New Leases		26	80,351	3.2		$27.47	N/A	N/A	N/A	N/A	$7.22

Renewal Leases
Under 10k sf	Consolidated	23	39,726	2.5		$61.64	$69.04	$(7.40)	(10.7%)	(6.1%)	$-
	Unconsolidated(4)	1	1,825	3.0		$44.21	$133.79	(89.58)	(67.0%)	(62.8%)	-
Total Under 10k sf		24	41,551	2.5		$60.87	$71.88	$(11.01)	(15.3%)	(11.0%)	$-

Over 10k	Consolidated	5	204,436	3.8		8.17	6.83	1.34	19.6%	19.8%	$0.05
	Unconsolidated(4)
Total Over 10k sf		5	204,436	3.8		8.17	6.83	1.34	19.6%	19.8%	$0.05
Total Fixed Rent		29	245,987	3.6		$17.07	$17.82	$(0.75)	(4.2%)	0.0%	$0.04
Percentage in Lieu	Consolidated	6	29,945	2.0		$12.36	$16.35	$(3.99)	(24.4%)	N/A	$0.41
	Unconsolidated(4)	-
Total Percentage in Lieu		6	29,945	2.0		12.36	16.35	(3.99)	(24.4%)		0.41
Total Renewal Leases		35	275,932	3.4	`	$16.56	$17.66	$(1.10)	(6.2%)		$0.06
Total Non Anchor		61	356,283	3.4		$19.02

(1) Initial gross rent renewal spread is computed by comparing the initial rent psf in the new lease to the final rent psf amount in the expiring lease. For purposes of this computation, the rent amount includes minimum rent, CAM charges, estimated real estate tax reimbursements and marketing charges, but excludes percentage rent. In certain cases, a lower rent amount may be payable for a period of time until specified conditions in the lease are satisfied.

(2) Average rent renewal spread is computed by comparing the average rent psf over the new lease term to the final rent psf amount in the expiring lease. For purposes of this computation, the rent amount includes minimum rent and fixed CAM charges, but excludes pro rata CAM charges, estimated real estate tax reimbursements, marketing charges and percentage rent.

(3) Tenant improvements and certain other leasing costs are presented as annualized amounts per square foot and are spread uniformly over the initial lease term.

(4) We own a 25% to 50% interest in each of our unconsolidated properties and do not control such properties. Our percentage ownership is not necessarily indicative of the legal and economic implications of our ownership interest. See “—Non-GAAP Supplemental Financial Measures” in our Annual Report on Form 10-K for the year ended December 31, 2021 for further details on our ownership interests in our unconsolidated properties. Our unconsolidated properties include 4 leases and 7,139 square feet of GLA with respect to our unconsolidated partnerships.

Pennsylvania Real Estate Investment Trust

Leasing Activity Summary – Year Ended December 31, 2021

		Number	GLA	Term	Initial Rent per square foot ("psf")	Previous Rent psf	Initial Gross Rent Renewal Spread(1)		Average Rent Renewal Spread(2)	Annualized Tenant Improvements psf(3)
							$	%	%
Non Anchor
New Leases
Under 10k square feet ("sf")	Consolidated	123	263,761	4.8	$42.93	N/A	N/A	N/A	N/A	$5.30
	Unconsolidated(4)	15	41,614	4.4	42.57	N/A	N/A	N/A	N/A	6.87
Total Under 10k sf		138	305,375	4.7	$42.88	N/A	N/A	N/A	N/A	$5.50

Over 10k sf	Consolidated	9	256,503	15.7	8.10	N/A	N/A	N/A	N/A	1.08
Total New Leases		147	561,878	9.7	$27.00	N/A	N/A	N/A	N/A	$2.25

Renewal Leases
Under 10k sf	Consolidated	131	228,249	3.8	$65.62	$70.50	$(4.88)	(6.9%)	(4.4%)	$-
	Unconsolidated(4)	13	52,740	2.2	$35.56	$47.13	(11.57)	(24.5%)	(18.3%)	-
Total Under 10k sf		144	280,989	3.5	$59.98	$66.11	$(6.14)	(9.3%)	(6.2%)	$-

Over 10k sf	Consolidated	13	507,033	4.4	15.97	14.50	$1.47	10.1%	12.1%	0.02
	Unconsolidated(4)
Total Over 10k sf		13	507,033	4.4	15.97	14.50	1.47	10.1%	12.1%	0.02
Total Fixed Rent		157	788,022	4.0	$31.66	$32.90	$(1.24)	(3.8%)	(0.9%)	$0.01
Percentage in Lieu	Consolidated	62	286,273	1.6	22.10	24.56	$(2.46)	(10.0%)		0.06
	Unconsolidated(4)	2	3,823	2.0	33.00	37.70	(4.70)	(12.5%)
Total Percentage in Lieu		64	290,096	1.6	$22.24	$24.73	$(2.49)	(10.1%)		$0.05
Total Renewal Leases (4)		221	1,078,118	3.4	$29.13	$30.71	$(1.58)	(5.1%)		$0.02
Total Non Anchor		368	1,639,996	5.6	$28.40

Anchor
New Leases		4	409,684	6.1	$3.40	N/A	N/A	N/A	N/A	$0.95
Renewal Leases	Consolidated	6	690,850	4.5	5.51	5.61	(0.10)	(1.8%)
Total		10	1,100,534	5.1	$4.72

(1) Initial gross rent renewal spread is computed by comparing the initial rent psf in the new lease to the final rent psf amount in the expiring lease. For purposes of this computation, the rent amount includes minimum rent, CAM charges, estimated real estate tax reimbursements and marketing charges, but excludes percentage rent. In certain cases, a lower rent amount may be payable for a period of time until specified conditions in the lease are satisfied.

(2) Average rent renewal spread is computed by comparing the average rent psf over the new lease term to the final rent psf amount in the expiring lease. For purposes of this computation, the rent amount includes minimum rent and fixed CAM charges, but excludes pro rata CAM charges, estimated real estate tax reimbursements, marketing charges and percentage rent.

(3) Tenant improvements and certain other leasing costs are presented as annualized amounts per square foot and are spread uniformly over the initial lease term.

(4) We own a 25% to 50% interest in each of our unconsolidated properties and do not control such properties. Our percentage ownership is not necessarily indicative of the legal and economic implications of our ownership interest. See “—Non-GAAP Supplemental Financial Measures” in our Annual Report on Form 10-K for the year ended December 31, 2021 for further details on our ownership interests in our unconsolidated properties. Our unconsolidated properties include 30 leases and 98,177 square feet of GLA with respect to our unconsolidated partnerships.

Pennsylvania Real Estate Investment Trust

Summarized Sales and Rent Per Square Foot and Occupancy Percentages

	December 31, 2021(1)								December 31, 2020
					Actual Occupancy		Leased Occupancy						Actual Occupancy
	% Rolling 12 Mo. NOI	Average Comp Sales (1)	Average Gross Rent(2)(3)	Occupancy Cost	Total	Non- Anchor	Total	Non- Anchor	% Rolling 12 Mo. NOI	Average Comp Sales	Average Gross Rent(2)(3)	Occupancy Cost	Total	Non- Anchor
Malls	92.1%	$603	$56.71	10.5%	93.2%	89.5%	94.3%	91.2%	92.1%	$539	$58.06	12.3%	88.9%	88.2%
Non-Core Malls (4)	0.1%	$283	$30.06	10.2%	50.2%	46.1%	50.2%	46.1%	0.1%	$317	$42.92	15.2%	51.3%	48.4%
Malls Total	92.3%	$596	$56.15	10.5%	90.6%	87.7%	91.7%	89.3%	92.3%	$531	$57.69	12.3%	86.7%	86.5%
Other Retail Properties	7.3%	n/a	$24.57	n/a	88.9%	87.9%	93.2%	92.6%	7.3%	n/a	$25.04	n/a	90.0%	89.2%
Total Retail Properties	99.5%	$596	$47.73	10.5%	90.4%	87.7%	91.9%	89.8%	99.5%	$531	$48.60	12.3%	87.1%	86.9%
Sold Properties	0.9%	n/a	n/a	n/a	n/a	n/a	n/a	n/a	0.9%	n/a	n/a	n/a	n/a	n/a
Other Properties	-0.5%	n/a	n/a	n/a	n/a	n/a	n/a	n/a	-0.5%	n/a	n/a	n/a	n/a	n/a
Total Portfolio	100.0%	$596	$47.73	10.5%	90.4%	87.7%	91.9%	89.8%	100.0%	$531	$48.60	12.3%	87.1%	86.9%

(1) Average comp sales were not reported for 2020 or prior quarters in 2021 due to COVID-19 related mall closures and operational limitations impacting 2020 activity. As a result of these closures and related limitations, comparisons are not meaningful. Comp sales for year-end are now included and are compared to the year-ended December 31, 2019 sales, as set forth in the columns for 2020. Historically, average comp sales have been based on reported sales by all comparable non-anchor tenants that lease individual spaces of less than 10,000 square feet and have occupied the space for at least 24 months.

(2) Average gross rent for malls includes all non-anchor space owned by the Company and leased to tenants that occupy individual spaces of less than 10,000 square feet. Average gross rent for other retail properties includes all non-anchor space owned by the Company regardless of size.

(3) Average gross rent for mall tenants greater than 10,000 sf was $22.52 per square foot as of December 31, 2021 and $21.46 per square foot as of December 31, 2020.

(4) Beginning in the third quarter of 2021, Fashion District Philadelphia is classified as a Core Mall, compared to prior quarters when it was classified as a Non-Core Mall.

Pennsylvania Real Estate Investment Trust

Mall Occupancy Percentage and Sales Per Square Foot

	December 31, 2021				December 31, 2020			Change
	% of Mall NOI	Avg Comp Sales (1)	Total Occupancy %	Non-Anchor Occupancy %	Avg Comp Sales (2)	Total Occupancy %	Non-Anchor Occupancy %	Avg Comp Sales (1)	Total Occupancy %	Non-Anchor Occupancy %
Top 6 Malls
Cherry Hill Mall	11.6%	$936	95.7%	94.8%	$725	93.0%	91.7%	29.1%	2.7%	3.1%
Willow Grove Park	5.9%	777	97.8%	96.1%	760	96.6%	94.5%	2.2%	1.2%	1.6%
Woodland Mall	6.9%	632	88.7%	86.6%	635	88.9%	87.0%	-0.5%	(0.2%)	(0.4%)
Lehigh Valley Mall	6.1%	630	89.1%	82.3%	601	88.0%	80.6%	4.8%	1.1%	1.7%
Dartmouth Mall	4.5%	580	93.1%	90.2%	543	97.7%	96.7%	6.8%	(4.6%)	(6.5%)
Springfield Town Center	10.2%	558	91.7%	88.8%	555	90.2%	86.8%	0.5%	1.5%	2.0%
	45.2%	$704	92.5%	89.5%	$650	91.8%	88.7%	8.3%	0.7%	0.8%

Malls 7-12
Patrick Henry Mall	5.1%	555	95.7%	93.8%	452	96.6%	95.0%	22.8%	(0.9%)	(1.2%)
Capital City Mall	5.6%	551	98.8%	98.3%	453	98.1%	97.2%	21.6%	0.7%	1.1%
Jacksonville Mall	4.0%	548	99.9%	99.8%	508	99.4%	98.8%	7.9%	0.5%	1.0%
Viewmont Mall	4.3%	546	98.3%	96.5%	438	97.0%	93.7%	24.7%	1.3%	2.8%
Mall at Prince Georges	8.1%	544	99.0%	98.3%	555	83.0%	97.9%	-2.0%	16.0%	0.4%
Magnolia Mall	3.1%	540	99.1%	98.5%	471	79.2%	94.5%	14.6%	19.9%	4.0%
	30.3%	$548	98.6%	97.6%	$480	90.7%	96.3%	14.2%	7.9%	1.3%

Malls 13-19
Valley Mall	5.0%	522	98.2%	96.0%	425	98.7%	97.0%	22.8%	(0.5%)	(1.0%)
Springfield Mall	1.4%	495	87.6%	87.6%	406	82.9%	82.9%	21.9%	4.7%	4.7%
Cumberland Mall	3.0%	460	90.8%	84.9%	389	91.3%	85.8%	18.3%	(0.5%)	(0.9%)
Moorestown Mall	3.3%	438	96.4%	93.7%	411	82.5%	89.3%	6.6%	13.9%	4.4%
Francis Scott Key Mall	3.5%	427	93.9%	90.5%	375	91.6%	86.8%	13.9%	2.3%	3.7%
Plymouth Meeting Mall	4.2%	386	85.2%	78.2%	355	82.4%	74.0%	8.7%	2.8%	4.2%
Fashion District Philadelphia	3.7%	n/a	79.0%	73.3%	n/a	68.3%	74.2%	n/a	10.7%	(0.9%)
	23.9%	$461	90.1%	84.5%	$395	85.1%	82.8%	16.7%	5.0%	1.7%

All Core Malls	99.4%	$603	93.2%	89.5%	$539	88.9%	88.2%	11.9%	4.3%	1.3%

Non-Core Malls
Exton Square Mall	0.6%	283	50.2%	46.1%	317	51.3%	48.4%	-10.7%	(1.1%)	(2.3%)
All Non-Core Malls	0.6%	$283	50.2%	46.1%	$317	51.3%	48.4%	-10.7%	(1.1%)	(2.3%)

All Malls	100.0%	$596	90.6%	87.7%	$531	86.7%	86.5%	12.2%	3.9%	1.2%

(1) Average comp sales were not reported for 2020 or prior quarters in 2021 due to COVID-19 related mall closures and operational limitations impacting 2020 activity. As a result of these closures and related limitations, comparisons are not meaningful. Comp sales for year-end are now included and are compared to the year-ended December 31, 2019 sales, as set forth in the columns for 2020. Historically, average comp sales have been based on reported sales by all comparable non-anchor tenants that lease individual spaces of less than 10,000 square feet and have occupied the space for at least 24 months.

(2) Beginning in the third quarter of 2021, Fashion District Philadelphia is classified as a Core Mall, compared to prior quarters when it was classified as a Non-Core Mall.

Pennsylvania Real Estate Investment Trust

Top Twenty Tenants

December 31, 2021

Tenant	Brands	Locations at Consolidated Properties	Locations at Unconsolidated Properties	Total Number of Locations	Percentage of Annualized Gross Rent (1)
Foot Locker, Inc.	Champs, Foot Locker, Footaction, Footaction Flight 23, House of Hoops by Foot Locker, Kids Foot Locker	37	7	44	5.0%
Signet Jewelers Limited	Kay Jewelers, Piercing Pagoda, Piercing Pagoda Plus, Totally Pagoda, Zale's Jewelers, Banter by Piercing Pagoda	49	11	60	3.4%
Dick's Sporting Goods, Inc.	Dick's Sporting Goods, Field & Stream	10	1	11	2.9%
Victoria's Secret & Co.	Pink, Victoria's Secret	14	3	17	2.9%
American Eagle Outfitters, Inc.	Aerie, American Eagle Outfitters	15	6	21	2.5%
Dave & Buster's, Inc.	Dave & Buster's	3	1	4	1.9%
Express, Inc.	Express, Express Factory Outlet, Express Men	10	4	14	1.9%
Gap, Inc.	Banana Republic, Gap/Gap Kids/Gap Outlet/Old Navy	10	8	18	1.8%
Cineworld Group	Regal Cinemas	4	0	4	1.7%
Sycamore Partners	Hot Topic, Talbots, Torrid, Ann Taylor, Loft, Belk	33	8	41	1.7%
Genesco, Inc.	Johnston & Murphy, Journey's, Journey's Kidz, Underground by Journey's	23	5	28	1.7%
Macy's	Bloomingdale's, Macy's	12	2	14	1.7%
Bath & Body Works, Inc.	Bath & Body Works	18	3	21	1.4%
Darden Concepts, Inc.	Bahama Breeze, Capital Grille, Olive Garden, Seasons 52, Yard House	8	0	8	1.4%
Luxottica Group S.p.A.	Lenscrafters, Pearle Vision, Sunglass Hut	21	7	28	1.3%
AMC Entertainment Holdings, Inc.	AMC	3	1	4	1.1%
The TJX Companies, Inc.	HomeGoods, Marshalls, TJMaxx, HomeSense, Sierra Trading Post	7	1	8	1.1%
Shoe Show, Inc.	Shoe Dept, Shoe Dept. Encore	14	2	16	1.1%
Copper Retail JV LLC	JCPenny	10	1	11	1.0%
Focus Brands	Cinnabon, Moe's Southwest Grill, Auntie Anne's and Jamba	28	5	33	1.0%
Total Top 20 Tenants		329	76	405	38.5%
Total Leases		1,342	351	1,693	100.0%

(1)
Includes our share of tenant gross rent from partnership properties based on PREIT’s ownership percentage in the respective equity method investments as of December 31, 2021.

Pennsylvania Real Estate Investment Trust

Lease Expirations as of December 31, 2021

(dollars in thousands except per square foot (“psf”) amounts)

Non-Anchors
		Gross Leasable Area ("GLA")		Annualized Gross Rent
Lease Expiration Year	Number of Leases Expiring	Expiring GLA (1)	Percent of Total	Gross Rent in Expiring Year	PREIT’s Share of Gross Rent in Expiring Year (2)	Percent of PREIT’s Total	Average Expiring Gross Rent psf
2021 and Prior	121	210,043	2.6%	12,380	11,370	4.1%	58.94
2022	249	709,512	8.7%	31,183	26,687	9.6%	43.95
2023	255	1,339,655	16.4%	44,927	39,213	14.1%	33.54
2024	235	882,447	10.8%	40,890	36,517	13.2%	46.34
2025	178	951,338	11.6%	42,597	33,905	12.2%	44.78
2026	147	829,343	10.1%	35,260	28,325	10.2%	42.52
2027	105	879,015	10.7%	28,867	26,413	9.5%	32.84
2028	82	583,373	7.1%	21,847	20,410	7.4%	37.45
2029	69	490,934	6.0%	19,738	15,995	5.8%	40.21
2030	65	496,317	6.1%	20,650	17,352	6.3%	41.61
Thereafter	68	813,039	9.9%	28,097	20,971	7.6%	34.56
Total/Average	1,574	8,185,016	100.0%	$326,436	$277,158	100.0%	$39.88

Anchors
		Gross Leasable Area ("GLA")		Annualized Gross Rent
Lease Expiration Year	Number of Leases Expiring	Expiring GLA (1)	Percent of Total	Gross Rent in Expiring Year	PREIT’s Share of Gross Rent in Expiring Year (2)	Percent of PREIT’s Total	Average Expiring Gross Rent psf
2021 and prior	1	164,694	3.4%	405	202	0.8%	2.46
2022	1	212,000	4.4%	305	152	0.6%	1.44
2023	5	550,775	11.5%	2,446	2,446	9.4%	4.44
2024	4	485,531	10.2%	3,264	3,264	12.5%	6.72
2025	9	1,181,974	24.7%	3,211	3,211	12.3%	2.72
2026	6	470,638	9.8%	3,910	2,646	10.1%	8.31
2027	2	275,250	5.8%	1,743	1,743	6.7%	6.33
2028	8	879,599	18.4%	5,633	5,633	21.5%	6.40
2029	1	65,155	1.4%	2,210	2,210	8.5%	33.92
2030	2	85,718	1.8%	1,522	1,522	5.8%	17.75
Thereafter	5	407,850	8.6%	3,120	3,120	11.8%	7.65
Total/Average	44	4,779,184	100.0%	$27,769	$26,149	100.0%	$5.81

(1) Does not include tenants occupying space under license agreements with initial terms of less than one year.

(2) Includes our share of tenant rent from partnership properties based on PREIT’s ownership percentage in the respective equity method investments.

Pennsylvania Real Estate Investment Trust

Property Information as of December 31, 2021

		Landlord Owned Anchors/ Large Format Non Anchor			Anchor Stores Not Owned		Non-anchor occupied GLA
Properties	Location	Tenant	Expiration Year	GLA	Tenant	GLA	Large Format	Small Shop	Vacant	Total GLA

Core Malls
Capital City Mall	Camp Hill, PA	JCPenney	2025	102,825	Macy's	120,000	104,806	178,711	5,925	624,246
		Dick's Sporting Goods	2028	61,677
		Sportsman's Warehouse	2031				50,302
Cherry Hill Mall	Cherry Hill, NJ	Nordstrom	2025	138,000	JCPenney	174,285	254,879	404,002	36,219	1,311,985
					Macy's	304,600
Cumberland Mall	Vineland, NJ	The Home Depot	2024	132,013	BJ's Wholesale Club	117,889	132,298	139,077	62,415	950,412
		Dick's Sporting Goods	2028	50,000	Boscov's	155,341
		Regal Cinemas	2026				44,445
		Power Warehouse	2023	116,934
Dartmouth Mall	Dartmouth, MA	JCPenney	2025	100,020	Macy's	140,000	96,482	149,014	34,111	632,513
		Burlington	2030	43,835
		AMC Theaters	2026				44,988
		Aldi	2031				24,063
Fashion District Philadelphia	Philadelphia, PA	Burlington	2032	85,162			169,136	112,771	178,966	851,753
		AMC	2034				36,535
		Round 1	2029				58,080
		City Winery	2038				29,762
		H&M	2030				38,694
		Shopper's World	2026	95,159
		Primark	2032				47,488
Francis Scott Key Mall	Frederick, MD	JCPenney	2025	101,293	Macy's	139,333	124,272	181,024	37,276	754,231
		Sears	2023	120,883
		Dick's Sporting Goods	2025				50,150
Jacksonville Mall	Jacksonville, NC	Belk	2026	72,510			123,079	127,368	582	493,144
		JCPenney	2025	51,812
		Sears	2026	117,793
Lehigh Valley Mall	Allentown, PA	Boscov's	2022	164,694	JCPenney	207,292	185,631	315,129	107,655	1,192,401
		Macy's	2022	212,000
Magnolia Mall	Florence, SC	Belk	2028	115,793			96,175	147,940	5,036	591,794
		Best Buy	2023	32,054
		Tilt Studio	2031	104,107
		Dick's Sporting Goods	2023				45,000
		Burlington	2028				45,689
Moorestown Mall	Moorestown, NJ	Boscov's	2028	202,765	Cooper Hospital (3)	182,153	110,814	196,462	26,537	926,260
		Regal Cinemas	2030				57,843
		HomeSense	2028	28,486
		Turn 7 Liquidations	2023	121,200
Patrick Henry Mall	Newport News, VA	Dick's Sporting Goods	2027	50,250	Dillard's	144,157	60,095	219,610	18,597	717,921
		JCPenney	2025	85,212	Macy's	140,000
Plymouth Meeting Mall	Plymouth Meeting, PA	Boscov's	2028	188,429			171,330	176,559	135,679	917,844
		Whole Foods	2029	65,155
		Burlington	2030	41,883
		Dick's Sporting Goods	2031				57,588
		AMC Theaters	2027				48,000
		LEGOLAND Discovery Center	2032				33,221

Pennsylvania Real Estate Investment Trust

Property Information as of December 31, 2021

		Landlord Owned Anchors/ Large Format Non Anchor			Anchor Stores Not Owned		Non-anchor occupied GLA
Properties	Location	Tenant	Expiration Year	GLA	Tenant	GLA	Large Format	Small Shop	Vacant	Total GLA

Springfield Mall	Springfield, PA				Macy's	192,000	20,577	174,518	27,664	610,658
					Target	195,899
Springfield Town Center	Springfield, VA	Macy's	2025	252,245	JCPenney	209,144	178,772	304,896	82,065	1,374,187
					Target	180,841
		Dick's Sporting Goods	2025				53,891
		Nordstrom Rack	2025				33,107
		Regal Cinemas	2031				49,788
		Saks OFF 5th	2022				29,438
The Mall at Prince Georges	Hyattsville, MD (2)	Macy's	2023	195,655			177,988	263,240	7,691	779,760
		Target	2024	135,186
Valley Mall	Hagerstown, MD	JCPenney	2025	157,455			95,023	204,258	14,589	827,735
		Belk	2028	123,094
		Regal Cinemas	2033				53,059
		Dick's Sporting Goods	2031	62,416
		Onelife Fitness	2033	70,000
		Tilt Studio	2028	47,841
Viewmont Mall	Scranton, PA	JCPenney	2025	193,112	Macy's	139,801	76,053	158,404	9,279	689,226
		Dick's Sporting Goods/Field & Stream	2028	90,000
		HomeGoods	2027				22,577
Willow Grove Park	Willow Grove, PA	Macy's	2027	225,000	Bloomingdale's	237,537	78,219	265,431	13,903	1,036,006
		Nordstrom Rack	2024	40,332	Sears(1)	175,584
Woodland Mall	Grand Rapids, MI	Von Maur	2119	86,165	JCPenney	254,905	115,714	303,094	64,578	981,772
					Macy's	157,316
Total Core Malls				4,480,445		3,568,077	3,325,051	4,021,508	868,767	16,263,848

Other Malls and Retail Properties
Exton Square Mall	Exton, PA	Boscov's	2024	178,000	Macy's	181,200	31,652	138,206	402,716	990,145
		Round 1	2026	58,371
Gloucester Premium Outlets	Blackwood, NJ						49,479	236,259	91,229	376,967
Metroplex Shopping Center	Plymouth Meeting, PA	Giant Food Store	2026	67,185	Lowe's	163,215	269,329	49,012	66,760	777,695
					Target	137,514
		Saks OFF 5th	2026				24,680
The Court at Oxford Valley	Fairless Hills, PA	Best Buy	2026	59,620	BJ's Wholesale Club	116,872	293,144	37,570	16,571	703,909
					The Home Depot	130,751
		Dick's Sporting Goods	2026				49,381
Red Rose Commons	Lancaster, PA				The Home Depot	134,558	248,086	15,207	-	462,883
					Weis Market	65,032
Total Other Malls and Retail Properties				363,176		929,142	965,751	476,254	577,276	3,311,599
Total Portfolio				4,843,621		4,497,219	4,290,802	4,497,762	1,446,043	19,575,447

(1) Approximately 69,000 square feet of this space has been subleased to Primark.

(2) Approximately 148,000 square feet of this space is a vacant JC Penney.

(3) Former Sears was acquired by Cooper University Health Care. The site is under development and not currently operating.

Pennsylvania Real Estate Investment Trust

Investment in Real Estate - Consolidated Properties

(in thousands)

	December 31, 2021
	Operating Properties and Land Held for Development	Construction in Progress	Accumulated Depreciation	Net Real Estate	Debt(1)
Core Malls
Capital City Mall	$138,022	$-	$61,580	$76,442	$-
Cherry Hill Mall	485,749	37,310	290,967	232,092	255,842
Cumberland Mall	83,950	-	36,962	46,988	39,165
Dartmouth Mall	92,318	105	51,347	41,076	55,353
Francis Scott Key Mall	98,295	-	49,342	48,953	59,703
Jacksonville Mall	95,041	-	46,540	48,501	-
Magnolia Mall	108,895	105	57,520	51,480	-
Moorestown Mall	188,283	-	88,977	99,306	-
Patrick Henry Mall	157,481	-	81,741	75,740	85,112
Plymouth Meeting Mall	236,885	-	118,337	118,548	-
The Mall at Prince Georges	147,032	218	75,567	71,683	-
Springfield Town Center	497,115	-	95,571	401,544	-
Valley Mall	149,837	1,156	59,345	91,648	-
Viewmont Mall	122,342	-	59,046	63,296	67,185
Willow Grove Park	232,908	1,476	120,100	114,284	149,119
Woodland Mall	287,729	5,456	97,728	195,457	113,800
Total Core Malls	3,121,882	45,826	1,390,670	1,777,038	825,280

Non-Core Malls
Exton Square Mall	40,655	1	14,526	26,130	-
Valley View Center (2)	1,039	-	66	973	27,212
Total Non-Core Malls	41,694	1	14,592	27,103	27,212

Total Malls	$3,163,576	$45,827	$1,405,262	$1,804,141	$852,492
Other Properties
Land held for development	5,516	-	-	5,516	-
Total Other Properties	$5,516	$-	$-	$5,516	$-
Total Investment in Real Estate	$3,169,092	$45,827	$1,405,262	$1,809,657	$852,492

Land parcels held for sale
Moorestown Mall	434	-	-	434	-
Woodland Mall	1,054	-	-	1,054	-
Total held for sale	$1,488	$-	$-	$1,488	$-

(1)
Refer to page 32 for further debt information.
(2)
The mortgage of $27.2 million is outstanding on Valley View Mall. In the third quarter of 2020, the Company derecognized the assets of Valley View Mall as a result of the property being assigned to a special servicer. The Company will continue to recognize the mortgage pending completion of the foreclosure process.

Pennsylvania Real Estate Investment Trust

Investment in Real Estate – Equity Method Investments at Ownership Share

(in thousands)

	December 31, 2021
	Operating Properties and Land Held for Development	Construction in Progress	Accumulated Depreciation	Net Real Estate	Debt(1)

Unconsolidated Malls
Fashion District Philadelphia	$165,616	$402	$(4,752)	$161,266	$150,500
Lehigh Valley Mall	56,931	240	(31,693)	25,478	92,659
Springfield Mall	58,741	60	(27,081)	31,720	28,975
Total Unconsolidated Malls	$281,288	$702	$(63,526)	$218,464	$272,133

Unconsolidated Other Retail Properties
Gloucester Premium Outlets	28,172	18	(6,899)	21,291	21,500
Metroplex Shopping Center	44,955	3,954	(28,374)	20,535	35,414
The Court at Oxford Valley	28,411	-	(13,898)	14,513	27,500
Red Rose Commons	14,626	(28)	(5,880)	8,718	16,865
Total Unconsolidated Other Retail Properties	$116,164	$3,944	$(55,051)	$65,057	$101,279
Unconsolidated Property Under Development
Pavilion at Market East	6,346	784	(2,418)	4,712	$2,968
Total Investment in Real Estate	$403,798	$5,430	$(120,995)	$288,233	$376,380

(1)
Refer to page 32 for further debt information.

Pennsylvania Real Estate Investment Trust

Capital Expenditures

Three Months and Year Ended December 31, 2021

(in thousands)

	Three Months Ended December 31, 2021			Year Ended December 31, 2021
	Consolidated	PREIT's Share of Equity Method Investments	Total	Consolidated	PREIT's Share of Equity Method Investments	Total
Redevelopment projects with incremental GLA and/or anchor replacement (1)	$1,234	$259	$1,493	$6,686	$5,773	$12,459
Tenant allowances	2,724	704	3,428	9,787	966	10,753
Recurring capital expenditures:
CAM expenditures	2,110	151	2,261	4,851	213	5,064
Non-CAM expenditures	334	-	334	766	43	809
Total recurring capital expenditures	2,444	151	2,595	5,617	257	5,873
Total	$6,403	$1,114	$7,516	$22,090	$6,995	$29,085

(1) Net of any tenant reimbursements, parcel sales, tax credits or other incentives.

Pennsylvania Real Estate Investment Trust

Debt Analysis as of December 31. 2021

(dollars in thousands)

	Outstanding Debt
	Fixed Rate (1)	% of Total Indebtedness	Variable Rate	% of Total Indebtedness	Total	% of Total Indebtedness
Consolidated mortgage loans payable (2)	$611,804	27.1%	$240,689	10.7%	$852,493	37.8%
Unconsolidated mortgage loans payable (3)	201,412	8.9%	24,468	1.1%	225,880	10.0%
Consolidated Term Loans (4)	300,000	13.3%	665,679	29.5%	965,679	42.8%
Unconsolidated Term Loan (5)	57,771	2.6%	97,301	4.3%	155,072	6.9%
2020 Revolving Facility	-	0.0%	54,549	2.4%	54,549	2.4%
Total Outstanding Debt	$1,170,987	52.0%	$1,082,686	48.0%	$2,253,673	100.0%
Average Stated Interest Rate	5.74%		6.49%		6.10%

(1) Includes variable rate debt swapped to fixed rate debt.

(2) Excludes deferred financing costs of $1,209.

(3) Reflects our share of mortgage debt of equity method investees. Excludes our share of deferred financing costs of $1,136.

(4) Excludes deferred financing costs of $6,542.

(5) Reflects our share of Term Loan debt of equity method investee.

		Average Debt Balance
		Mortgage Debt	Revolving Facility	Term Loans	Total
Beginning Balance	9/30/2021	$1,085,516	$54,830	$1,106,031	2,246,378
First Lean Paydown	10/31/2021	-	-	(656)	(656)
2020 FDP Term Loan Paydown	11/30/2021	-	-	(5,645)	(5,645)
2020 FDP Partnership Loan Accrued Interest	12/10/2020	-	-	8,468	8,468
Revolver Paydown	11/15/2021	-	(281)	-	(281)
Second Lien PIK Interest	12/31/2021	-	-	12,553	12,553
Mortgage loan amortization, including our share of debt of equity method investees	12/31/2021	(7,143)	-	-	(7,143)
Ending Balance	12/31/2021	$1,078,373	$54,549	$1,120,751	$2,253,673
Weighted Average Balance		$1,083,090	$54,688	$1,109,850	$2,247,628

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Pennsylvania Real Estate Investment Trust

Debt Analysis as of December 31, 2021

(dollars in thousands)

Debt Maturities(1)
Year	Scheduled Amortization	Deferred Financing Cost Amortization - Mortgages	Mortgage Balance at Initial Maturity Date	2020 Revolving Facility	Term Loans	Deferred Financing Cost Amortization - Term Loans	Total Debt
2022	$16,614	$(401)	$451,790	$-	$-	$(6,542)	$461,461
2023	10,596	(295)	89,661	54,549	965,679	-	1,120,190
2024	10,242	(385)	127,685	-	97,301	-	234,844
2025	9,031	(524)	237,644	-	-	-	246,151
Thereafter	13,794	(740)	111,314	-	57,771	-	182,139
	$60,277	$(2,345)	$1,018,095	$54,549	$1,120,751	$(6,542)	$2,244,785

(1) The weighted average period to total debt maturity is 1.79 years, excluding extension options. Includes 100% of revolver, term loan and mortgage loan debt from consolidated properties and our share of term loan and mortgage loan debt of equity method investees.

Weighted Average Mortgage Interest Rates
Year	Balance (1)	Interest Rate
2022	$457,519	3.92%
2023	93,735	4.36%
2024	126,889	3.70%
2025	263,206	4.10%
2026	137,025	3.79%
Thereafter	-	0.00%
Total	$1,078,373	3.96%

(1) Includes our share of debt of equity method investees.

Pennsylvania Real Estate Investment Trust

Debt Schedule as of December 31, 2021

(dollars in thousands)

	Debt	Interest Rate	Annual Debt Service	Balance at Maturity	Initial Maturity Date		Fully Extended Maturity Date
Fixed Rate Mortgage Loans
Cumberland Mall	$39,165	4.40%	$3,433	$38,157	August 2022		August 2022
Cherry Hill Mall	255,842	3.90%	16,980	251,120	September 2022		September 2022
Dartmouth Mall	55,353	3.97%	3,825	53,299	April 2023		April 2023
Metroplex Shopping Center (2)	35,414	5.00%	2,818	33,502	October 2023		October 2023
Patrick Henry Mall	85,112	4.35%	5,748	77,591	July 2025		July 2025
Springfield Mall (2)	28,975	4.45%	1,964	26,299	October 2025		October 2025
Willow Grove Park	149,119	3.88%	9,599	133,754	October 2025		October 2025
Lehigh Valley Mall (2)	92,659	4.06%	5,768	79,789	November 2027		November 2027
Red Rose Commons (2)	16,865	3.28%	978	12,379	July 2031		July 2031
The Court at Oxford Valley (2)	27,500	3.20%	2,058	25,782	July 2031		July 2031
Valley View Mall (3)	27,212	5.95%	-	27,212	July 2020		July 2020
Total Fixed Rate Mortgage Loans	$813,216	4.09%	$53,171	$758,884

Variable Rate Mortgage Loans
Francis Scott Key Mall	59,703	3.70%	3,574	-	June 2024		June 2025
Woodland Mall	113,800	3.75%	5,376	122,020	December 2021		December 2022
Gloucester Premium Outlets (2)	21,500	1.60%	356	21,500	March 2022		March 2022
Pavilion East Associates (2)	$2,968	4.00%	$193	$3,009	May 2023		May 2023
Viewmont Mall	$67,185	3.70%	2,491	67,185	June 2024		June 2024
Total Variable Rate Mortgage Loans	$265,157	3.55%	$2,684	$70,195
Total Mortgage Loans	$1,078,372	3.96%	$55,855	$829,079

Consolidated Mortgage Loans	$852,492	3.98%	$11,441	$216,418
Consolidated Deferred Financing Fees	(1,209)	n/a	n/a	n/a
Unconsolidated Mortgage Loans	225,880	3.86%	549	24,509
Unconsolidated Deferred Financing Fees (3)	(1,136)	n/a	n/a	n/a
First Lien Term Loan (1)	379,409	0.00%	31,680	379,409	December 2022		December 2023
Second Lien Term Loan	586,270	7.98%	53,020	586,270	December 2022	(4)	December 2023
2018 FDP Term Loan	97,301	4.00%	4,020	97,301	January 2023		January 2023
Term Loan Deferred Financing Fees	(6,542)	n/a	n/a	n/a
First Lien Revolver	54,549	4.00%	2,193	54,549	December 2022		December 2022
2020 FDP Partnership Loan	57,771	15.00%	7,500	57,771	December 2027		December 2027
Total	$2,244,786	6.10%	$110,404	$1,416,228

(1) All or a portion of the loan has been effectively swapped to the fixed interest rate presented.

(2) Includes our share of debt of equity method investees, based on our ownership percentage.

(3) The mortgage of $27.2 million is outstanding on Valley View Mall. In the third quarter of 2020, the Company derecognized the assets of Valley View Mall as a result of the property being assigned to a special servicer. The Company will continue to recognize the mortgage until the foreclosure process is complete. The Company has no annual debt service on the property.

(4) The balance at maturity is subject to increase as additional interest accrues to the principal balances of the loans.

Pennsylvania Real Estate Investment Trust

Selected Debt Ratios (1)

December 31, 2021
Debt Yield Ratio
Maintain a minimum Debt Yield Ratio (Senior) of 11.35% from and after June 30, 2021	19.94%
Maintain a minimum Debt Yield Ratio (Corporate) of (a) 6.50% from June 30, 2021 through and including September 30, 2021 and (b) 7.25% from and after October 1, 2021	9.30%
Liquidity
Maintain minimum liquidity of at least $25.0 million, to be comprised of unrestricted cash held in certain deposit accounts subject to control agreements	$110.6 million

(1)
The First Lien Credit Agreement and Second Lien Credit Agreement (collectively, the "Credit Agreements"), contain identical affirmative and negative covenants customarily found in such agreements, including requirements that the Company, on a consolidated basis, maintain certain financial ratios and liquidity. All capitalized terms used on this page have the meanings ascribed to such terms in the Credit Agreements. In addition to the ratios set forth herein, there are several other requirements set forth in the covenants under the Credit Agreements with which the Company must comply. As of December 31, 2021, we were in compliance with terms under the Credit Agreements, however, a material decline in future operating results could affect our ability to comply with the financial covenants.

Pennsylvania Real Estate Investment Trust

Forward Looking Statements

This Quarterly Supplemental and Operating Information for the quarter ended December 31, 2021, together with other statements and information publicly disseminated by us, contain certain forward-looking statements that can be identified by the use of words such as “anticipate,” “believe,” “estimate,” “expect,” “project,” “intend,” “may” or similar expressions. Forward-looking statements relate to expectations, beliefs, projections, future plans, strategies, anticipated events, trends and other matters, including our expectations regarding the impact of COVID-19 on our business, that are not historical facts. These forward-looking statements reflect our current views about future events, achievements, results, cost reductions, dividend payments and the impact of COVID-19 and are subject to risks, uncertainties and changes in circumstances that might cause future events, achievements or results to differ materially from those expressed or implied by the forward-looking statements. In particular, our business might be materially and adversely affected by the following:

•
the effectiveness of our financial restructuring and any additional strategies that we may employ to address our liquidity and capital resources in the future;
•
our ability to achieve forecasted revenue and pro forma leverage ratio and generate free cash flow to further reduce indebtedness;
•
the COVID-19 global pandemic and the public health and governmental response, which have and may continue to exacerbate many of the risks listed herein;
•
changes in the retail and real estate industries, including bankruptcies, consolidation and store closings, particularly among anchor tenants;
•
changes in economic conditions, including unemployment rates and its effects on consumer confidence and spending, supply chain challenges, the current inflationary environment, and the corresponding effects on tenant business performance, prospects, solvency and leasing decisions;
•
our inability to collect rent due to the bankruptcy or insolvency of tenants or otherwise;
•
our ability to maintain and increase property occupancy, sales and rental rates;
•
increases in operating costs that cannot be passed on to tenants;
•
the effects of online shopping and other uses of technology on our retail tenants;
•
risks related to our development and redevelopment activities, including delays, cost overruns and our inability to reach projected occupancy or rental rates;
•
social unrest and acts of vandalism or violence at malls, including our properties, or at other similar spaces, and the potential effect on traffic and sales;
•
the frequency, severity and potential impact of extreme weather events at or near our properties, including potential property damage, some or all of which may not be covered by insurance, the potential effect on traffic and sales, and the potential increased costs of insurance coverage;
•
our ability to sell properties that we seek to dispose of, which may be delayed by, among other things, the failure to obtain zoning, occupancy and other governmental approvals or, to the extent required, approvals of other third parties;
•
potential losses on impairment of certain long-lived assets, such as real estate, including losses that we might be required to record in connection with any disposition of assets;
•
our substantial debt and our ability to remain in compliance with our financial covenants under our debt facilities;
•
our ability to raise capital, including through sales of properties or interests in properties, subject to the terms of our Credit Agreements; and
•
potential dilution from any capital raising transactions or other equity issuances.

Additional factors that might cause future events, achievements or results to differ materially from those expressed or implied by our forward-looking statements include those discussed herein and in our Annual Report on Form 10-K for the year ended December 31, 2020 in the section entitled “Item 1A. Risk Factors” and any subsequent reports we file with the SEC. Any forward-looking statements made by us speak only as of the date on which they are made, and we do not intend to update or revise any forward-looking statements to reflect new information, future event or otherwise.

Pennsylvania Real Estate Investment Trust

Definitions

Funds From Operations (FFO)

The National Association of Real Estate Investment Trusts (“NAREIT”) defines Funds From Operations (“FFO”), which is a non-GAAP measure commonly used by REITs, as net income (computed in accordance with GAAP) excluding (i) depreciation and amortization of real estate, (ii) gains and losses on sales of certain real estate assets, (iii) gains and losses from change in control and (iv) impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. We compute FFO in accordance with standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition, or that interpret the current NAREIT definition differently than we do. NAREIT’s established guidance provides that excluding impairment write downs of depreciable real estate is consistent with the NAREIT definition.

FFO is a commonly used measure of operating performance and profitability among REITs. We use FFO and FFO per diluted share and unit of limited partnership interest in our operating partnership (“OP Unit”) in measuring our performance against our peers and as one of the performance measures for determining incentive compensation amounts earned under certain of our performance-based executive compensation programs.

FFO does not include gains and losses on sales of operating real estate assets or impairment write downs of depreciable real estate (including development land parcels), which are included in the determination of net loss in accordance with GAAP. Accordingly, FFO is not a comprehensive measure of our operating cash flows. In addition, since FFO does not include depreciation on real estate assets, FFO may not be a useful performance measure when comparing our operating performance to that of other non-real estate commercial enterprises. We compensate for these limitations by using FFO in conjunction with other GAAP financial performance measures, such as net loss and net cash used in operating activities, and other non-GAAP financial performance measures, such as NOI. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net loss (determined in accordance with GAAP) as an indication of our financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available for our cash needs, including our ability to make cash distributions. We believe that net loss is the most directly comparable GAAP measurement to FFO.

When applicable, we also present FFO, as adjusted, and FFO per diluted share and OP Unit, as adjusted, which are non-GAAP measures, for the three months and year ended December 31, 2021 and 2020, to show the effect of such items as gain or loss on debt extinguishment (including accelerated amortization of financing costs), impairment of assets, provision for employee separation expense, insurance recoveries or losses, net, gain on derecognition of property, gain or loss on hedge ineffectiveness and reorganization expenses which had an effect on our results of operations, but are not, in our opinion, indicative of our ongoing operating performance.

We believe that FFO is helpful to management and investors as a measure of operating performance because it excludes various items included in net loss that do not relate to or are not indicative of operating performance, such as gains on sales of operating real estate and depreciation and amortization of real estate, among others. We believe that Funds From Operations, as adjusted, is helpful to management and investors as a measure of operating performance because it adjusts FFO to exclude items that management does not believe are indicative of our operating performance, such as provision for employee separation expense, gain on hedge ineffectiveness and reorganization expenses.

Net Operating Income (NOI)

NOI (a non-GAAP measure) is derived from real estate revenue (determined in accordance with GAAP, including lease termination revenue), minus property operating expenses (determined in accordance with GAAP), plus our pro rata share of revenue and property operating expenses of our unconsolidated partnership investments. NOI does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net loss (determined in accordance with GAAP) as an indication of our financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity. It is not indicative of funds available for our cash needs, including our ability to make cash distributions.

We believe NOI is helpful to management and investors as a measure of operating performance because it is an indicator of the return on property investment, and provides a method of comparing property performance over time. We believe that net loss is the most directly comparable GAAP measure to NOI. NOI excludes other income, depreciation and amortization, general and administrative expenses, insurance recoveries, net, provision for employee separation expenses, project costs and other expenses, interest expense, reorganization expenses, impairment of assets, equity in loss/income of partnerships, gain on extinguishment of debt, gain/loss on sale of real estate and gain/loss on sales of non-operating real estate.

Same Store NOI

Same Store NOI is calculated using retail properties owned for the full periods presented and excludes properties acquired or disposed of, under redevelopment, or designated as non-core during the periods presented. Non Same Store NOI is calculated using the retail properties excluded from the calculation of Same Store NOI.

Funds Available for Distribution (FAD)

FAD is a measure of a real estate company’s cash flows generated by operations and capacity to pay dividends. The Company calculates FAD by starting with FFO as adjusted and subtracting (1) straight-line rent, (2) normalized recurring capital expenditures that are capitalized but necessary to maintain our properties, (3) operational tenant allowances, (4) non-cash compensation charges, (5) capitalized leasing costs, and (6) amortization of above- and below-market lease intangibles.

We believe that net income is the most directly comparable GAAP measurement to FAD. We believe FAD provides a meaningful indicator of our ability to fund cash needs and to make cash distributions to equity owners. In addition, we believe that to further understand our liquidity, FAD should be compared with our cash flow from operating activities determined in accordance with GAAP, as presented in our consolidated financial statements. The computation of FAD may not be comparable to FAD reported by other REITs or real estate companies and FAD does not represent cash generated from operating activities determined in accordance with GAAP, and should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of our performance, or as an alternative to net cash flow from operating activities (determined in accordance with GAAP), as a measure of our liquidity.

Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (EBITDAre)

NAREIT defines Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (“EBITDAre”), which is a non-GAAP measure, as net income (computed in accordance with GAAP) plus interest expense, income tax expense, depreciation and amortization; plus or minus losses and gains on the disposition of depreciated property, including losses/ gains on change in control; plus impairment write downs of depreciated property and of investments in unconsolidated affiliates caused by a decrease in value of depreciated property in the affiliate; plus or minus adjustments to reflect the entity’s share of EBITDAre of unconsolidated affiliates. We compute EBITDAre in accordance with the standards established by NAREIT, which may not be comparable to EBITDAre reported by other REITs that do not define the term in accordance with the current NAREIT definition, or that interpret the current NAREIT definition differently than we do.

EBITDAre does not include interest expense, income tax expense, gains or losses on sales of operating real estate or impairment writedowns of depreciable real estate, which are included in the determination of net income in accordance with GAAP. Accordingly, EBITDAre is not a comprehensive measure of our operating cash flows. EBITDAre does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (determined in accordance with GAAP) as an indication of our financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available for our cash needs, including our ability to make cash distributions. We believe that net income is the most directly comparable GAAP measurement to EBITDAre.

We believe that EBITDAre is helpful to management and investors as a measure of operating performance because it provides an additional performance measure to management and investors to facilitate the evaluation and comparison of the Company to other REITs and to other non-real estate commercial enterprises.